Exhibit 3.52

BY-LAWS OF

POWERCO ELECTRIC CORP.,

(A California Corporation)

ARTICLE I

OFFICES

Section 1.               PRINCIPAL EXECUTIVE OFFICES. The principal executive office of the Corporation is hereby fixed and located at 7760 Deering Avenue, Canoga Park, CA 91304.  The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another, within or without the State of California.

Section 2.               OTHER OFFICES. Other business offices may from time to time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

Section 3.               PURPOSES AND POWERS. The Corporation shall have such purposes as are now or may hereafter be set forth in the Articles of Incorporation and shall have and exercise such powers in furtherance of its purposes as are now or may hereafter be set forth in the Articles of Incorporation.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 1.               TIME. An annual meeting of shareholders shall be held for the election of directors on a date and at a time stated in or fixed in accordance with the By-Laws and any other proper business may be transacted thereat. Any special meeting shall be held on the date and at the time as the Board of Directors shall from time to time fix.

Time of Meeting:	10:00 a.m.
Date of Meeting:	Fifteen (15) days following the end of the Corporation’s fiscal year

Under no circumstances shall an annual meeting be held more than sixty (60) days after the date designated therefor or, if no date has been designated, for a period of fifteen (15) months after the organization of the Corporation or after its last annual meeting.

Section 2.               PLACE. Annual meetings of shareholders and any special meetings shall be held at such place within or without this state as may be stated in or fixed in accordance with the By-Laws or as the Board of Directors may from time to time fix. If no other place is stated or so fixed, shareholder meetings shall be held at the principal executive office of the Corporation.

Section 3.               CALL. Annual meetings may be called by the Board, the President, the Secretary, or by any officer instructed by the Board to call the meeting.

Section 3.1             Special meetings may be called in like manner or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting or by such other persons as may be provided in the Articles or By-Laws.

Section 4.               NOTICE. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting, and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of the General Corporation Law. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

Section 4.1. Notice of a shareholders’ meeting or any report shall be given either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.  An affidavit of mailing of any notice or report in accordance with the provisions of this subsection, executed by the Secretary, Assistant Secretary, or any transfer agent, shall constitute sufficient proof of the giving of the notice or report.

If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice or report to all other shareholders.

Section 4.2. Upon request in writing to the President, Vice President, or Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 4.3. When a shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as provided in the By-Laws or as the General Corporation Law may require.

Section 4.4. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law.

Section 5.               CONSENT.  The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice of a consent to the holding of the meeting or an approval of the minutes thereof.

Section 5.1. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 5.2. Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the General Corporation Law to be included in the notice if such objection is expressly made at the meeting.

Section 5.3. Except as otherwise provided in subdivision (f) of Section 601 of the General Corporation Law, neither the business to be transacted at nor the purpose of any regular or special meeting need be specified in any written waiver of notice.

Section 6.              CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the following order of seniority and if present and acting: the President, a Vice President, or, if none of the foregoing is in office and present, and acting, by a chairman to be chosen by a majority of the shares represented at the meeting and entitled to vote.

Section 6.1. The Secretary of the Corporation, or in his or her absence, an assistant secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an assistant secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

Section 7.               PROXY REPRESENTATION. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares whether at a meeting or by written action.  No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. Every proxy shall continue in full force and effect until revoked by the person executing it prior to the vote or written action pursuant thereto, except as otherwise provided in this section or by the General Corporation Law.

Section 7.1. As used herein, a “proxy” shall be deemed to mean a written authorization signed by a shareholder or a shareholder’s attorney-in-fact, giving another person or persons power to vote or consent in writing with respect to the shares of such shareholder, and “Signed” as used herein shall be deemed to mean the placing of such shareholder’s name on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by such shareholder or shareholder’s attorney-in-fact.

Section 7.2. Where applicable, the form of any proxy shall comply with the provisions of Section 604 of the General Corporation Law.

Section 7.3. Notwithstanding any other provision of this Section, any holder of a proxy given by a qualified shareholder must be a licensed person who qualifies within the meaning of California Corporations Code Section 13401 (c) and who is not a disqualified person within the meaning of California Corporations Code Section 13401 (d)

Section 8.               INSPECTORS — APPOINTMENT. In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or, if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace any of those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3)  If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented shall determine whether one or three inspectors are to be appointed.

Section 8.1. The inspectors of election shall determine the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receive votes, ballots, if any, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the result; and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

Section 8.2. If there are three (3) inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

Section 9.               SUBSIDIARY CORPORATIONS. Shares of this Corporation owned by a subsidiary shall not be entitled to vote on any matter. For purposes of this section, a “subsidiary” of this Corporation means a corporation of whose shares those possessing more than fifty percent (50%) of the total combined voting power of all classes of shares entitled to vote are owned directly or indirectly through one or more subsidiaries by this Corporation.

Section 10.             QUORUM; VOTE; WRITTEN CONSENT.

A.            A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of shareholders.

B.            The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

C.            In the absence of a quorum, any meeting of Shareholders may be adjourned from time to time by the vote of a majority of the shares represented thereat, either in person or by proxy, but no other business may be transacted except as hereinbefore provided.

Section  10.1. Unless a record date for voting purposes be fixed, as provided in Section 4 of Article V of these By-Laws, then, subject to the provisions of Chapter 7 of the General Corporation Law of California (relating to voting of shares), only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the date on which notice of the meeting is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

Section 10.1.1. A “disqualified person” within the meaning of California Corporations Code Section 13401 (d) shall have no power to vote.

Section 10.2. In the election of directors, a plurality of the votes cast shall elect. No shareholder shall be entitled to cumulate votes for any one or more candidates at a meeting for the election of directors unless such candidate’s or candidates’ names have been placed in nomination prior to the voting, and the shareholder has given notice at the meeting prior to the voting of the shareholders’ intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for such candidates in nomination.

Section 10.3. Except as otherwise provided by the General Corporation Law, the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at a meeting at which a quorum is present shall be authorized by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote, and shall thereby constitute an act of the shareholders.

Section 10.4. Except in the election of directors by written consent in lieu of a meeting, and except as may otherwise be provided by the General Corporation Law, the Articles of Incorporation or these By-Laws, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

A. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

B. Notice of any shareholder approval pursuant to Section 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented, in writing.

Section 11.             BALLOT. Elections of directors at a meeting need not be by ballot unless a shareholder demands election by allot at the election and before the voting begins. In all other matters, voting need not be by ballot.

Section 12.             SHAREHOLDERS’ AGREEMENTS. Notwithstanding the above provisions, in the event this Corporation elects to become a “close corporation,” an agreement between two (2) or more shareholders thereof, if in writing and signed by the parties thereto, may provide that in exercising any voting rights, the shares held by them shall be voted as provided by the agreement, or as the parties may agree or as determined in accordance with a procedure agreed upon by them, or as otherwise provided in Section 706, or may modify the above provisions as to shareholders’ meetings and actions.

ARTICLE III

BOARD OF DIRECTORS

Section 1.               FUNCTIONS. The business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of its Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

A.            The Board of Directors shall have authority to fix the compensation of directors for services in any lawful capacity.

Section 1.1. Each director shall exercise such powers and otherwise perform the duties of a director in good faith, in the manner such director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, using ordinary prudence, as an ordinarily prudent person in a like position would use under similar circumstances.

Section 2.               EXCEPTION FOR CLOSE CORPORATION. In the event that this Corporation shall elect to become a close corporation, as defined in Section 158, its shareholders may enter into a Shareholders’ Agreement as defined and provided in Sections 186 and 300(b) Notwithstanding the provisions of Section 1 of this Article, said agreement may provide for the exercise of corporate powers and the management of the business and affairs of this Corporation by the shareholders, provided, however, that such agreement shall, to the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each shareholder who is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto that is otherwise imposed by Section 300 upon directors, and the directors shall be relieved to that extent from such liability.

Section 3.               QUALIFICATIONS AND NUMBER.  A director need not be a shareholder of the Corporation, a citizen of the United States, or a resident of the State of California.

Section 3.1. The authorized number of directors constituting the Board of Directors, until further changed, shall be one (1); provided further that, whenever the Corporation shall have only three or more shareholders, the number of directors shall be three (3), and, whenever the Corporation shall have only two shareholders, the number of directors shall be two (2).  Subject to the foregoing provisions, the number of directors may be changed from time to time by an amendment to these By-Laws adopted by approval of the outstanding shares. Any such amendment reducing the number of directors to fewer than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shares not consenting in writing in the case of action by written consent are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares or as provided by Section 212(a). No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

Section 4.              ELECTION AND TERM. The initial Board of Directors shall consist of the persons designated in the Articles as such or elected by the incorporators, all of whom shall hold office until the first annual meeting of the shareholders or until the expiration of the term for which elected and until their successors have been elected and qualified, or until their earlier resignation or removal from office. Thereafter, at each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including directors who are elected to fill any vacancies, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death.

Section 4.1. An ex officio director serves on the Board by virtue of his/her official position. He/she shall remain an ex officio director until he/she shall no longer holds a designated position which is the basis for ex officio membership.

Section 4.2. If, in the interim between annual meetings of shareholders, or of special meetings of shareholders called for the election of directors, any vacancies occur in the Board of Directors, including vacancies resulting from an increase in the authorized number of directors which have not been filled by the shareholders, including any other vacancies which the General Corporation Law authorizes directors to fill, and including vacancies resulting from the removal of directors which are not filled at the meeting of shareholders at which any such removal has been effected, if the Articles of Incorporation or a By-Law adopted by the shareholders so provides, they may be filled by the vote of a majority of the directors then in office or by a sole remaining director, although less than a quorum exists.

Section 4.3. Any director may resign effective upon giving notice to the Chairman of the Board, if any, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to the office when the resignation becomes effective.

Section 4.4. The shareholders may elect a director at any time to fill any vacancy which the directors are entitled to fill, but which they have not filled. Any such election by written consent shall require the consent of a majority of the shares.

Section 5.               MEETINGS.

Section 5.1. TIME. Meetings shall be held at such time as provided in the Articles of as herein set forth in the By-Laws or as the Board shall fix by resolution, except that the first meeting of the newly elected Board shall be held as soon after its election as the directors may conveniently assemble. In the event the newly elected Board meets immediately following the annual meeting of shareholders wherein they were elected, then, for such meetings and notwithstanding any other provision of this section, call and notice are hereby waived and dispensed with.

Section 5.1.1. An annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders or at such time and place as may be designated by the Chairman of the Board, if any, or the President in an appropriate notice of the meeting or as may be fixed by these By-Laws or by resolution of the Board of Directors, for the purpose of election of successor directors, election of officers, and the transaction of any other proper business.

Section 5.1.2. The Board of Directors shall meet regularly at such times as may be determined by the Board to be necessary to manage the business and affairs of the Corporation, which shall be not less than annually. The time and place of such meeting or meetings shall be fixed as according to this section.

Section 5.2. PLACE. Meetings of the Board of Directors may be held at any place within or without the State of California which has been designated in the notice of the meeting or, if not stated in said notice or if there is no notice given, at the place designated in these By-Laws or by resolution of the Board of Directors. In the absence of such designation, meetings shall be held at the principal executive office of the Corporation.

Section 5.3. SPECIAL MEETINGS. Meetings of the Board of Directors may be called at any time by the Chairman of the Board, if any, the President, or any Vice President, or the Secretary, or any two directors.

Section 5.4. NOTICE AND WAIVER THEREOF. No notice shall be required for regular meetings for which the time and place have been fixed by these By-Laws or by resolution of the Board of Directors. Special meetings shall be held upon at least four (4) days’ notice by mail or upon at least forty-eight (48) hours’ notice delivered personally or by telephone or telegraph.

A.            Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

B.            A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

Section 6.               SOLE DIRECTOR PROVIDED. In the event only one director is required by the By-Laws or Articles of Incorporation, pursuant to Section 212(a), or by law, pursuant to Section 13403, then any reference herein to notices, waivers, consents, meetings, or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

Section 7.               QUORUM AND ACTION. A majority of the authorized number of directors shall constitute a quorum of the Board for the transaction of business except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum unless otherwise prohibited by the General Corporation Law and, provided such majority shall constitute at least either one-third (1/3) of the authorized number of directors or at least two directors, whichever is larger, unless the authorized number of directors is only one.

Section 7.1. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors, if any, who were not present at the time of adjournment.

Section 7.2. Except as the Articles of Incorporation, these By-Laws and the General Corporation Law may otherwise provide, the act or decision done or made by a majority of the directors present at the meeting duly held at which a quorum is present is the act of the Board of Directors.

Section 7.3. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and participation by such use shall be deemed to constitute presence in person at any such meeting.

Section 7.4. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting.

Section 8.               CHAIRMAN OF THE MEETING. The chairman of any meeting of the Board of Directors shall be the Chairman of the Board, if any and if present and acting, or the President, in the absence of the Chairman of the Board and if present and acting, or any director chosen by the Board or, provided in the By-Laws, who shall preside at all such meetings.

Section 9.               REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office without cause if such removal is approved by the holders of at least two-thirds (2/3) of the outstanding shares entitles to vote, and voting at a special meeting held for that purpose or by a vote of at least a majority of the Board of Directors, provided, that unless the entire Board is removed, an individual director shall not be removed when the votes cast against such removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election of directors at which the same total number of votes were cast or, if such action is taken by written consent (in lieu of the meeting), all such shares entitled to vote were voted and the entire number of such directors authorized at the time of the director’s most recent election were then being elected.

A.            If it is deemed to be in the best interest of the Corporation, the director or directors subject to removal shall be notified of such a meeting held for this purpose, and such notice must be mailed not less than one week prior to the meeting, to the last known address of the director, stating that the question of removal will be brought before such noticed meeting.

Section 9.1. If any or all directors are so removed, new directors may be elected at the same meeting or by such written consent of the shareholders as provided by Section 305(b), or such vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

Section 9.2. The Board of Directors may declare vacant the office of any director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

Section 9.3. If all the shares of the Corporation are owned by the directors, then, upon transfer of the shares of this Corporation by the directors/shareholders to another licensed person within the meaning of California Corporations Code Section 13401(c), the transferors shall resign as directors and the transferee(s) shall become director(s) of this Corporation.

Section 10.             COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors to serve at the pleasure of the Board of Directors.                The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors or as set forth in these By-Laws, shall have all the authority of the Board of Directors except such authority as the general Corporation Law may specifically exclude as a proper delegation of authority.

Section 11.             INFORMAL ACTION. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and/or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12.             WRITTEN ACTION. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board of Directors shall individually or collectively consent in writing to such an action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 13.             INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Corporation may indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317.

Section 13.1. In any event, the Corporation shall have the right to purchase and maintain insurance on behalf of any such persons against any liability asserted against or incurred by such person whether or not the Corporation would have the power to indemnify such person against the liability insured against.

Section 14.             FEES AND COMPENSATION. Directors and members of committees shall not receive any salary for their services as directors or members, however, upon resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting.

Section 14.1. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

Section 15.             TRANSACTIONS BETWEEN CORPORATION AND DIRECTORS. No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any corporation, firm or association in which one or more of the directors has a material financial interest, is either void or voidable because such director or directors or such other corporation, firm or association are parties or because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if done so according to the provisions set forth in Section 310 and the General Corporation Law.

ARTICLE IV

OFFICERS

Section 1.               OFFICERS. The officers of the Corporation shall be a Chairman of the Board or a President or both, a Secretary, a Chief Financial Officer, and such other officers with such titles and duties as shall be stated in the By-Laws or determined by the Board of Directors and as may be necessary to enable it to sign instruments and share certificates. Such persons shall be selected in conformity with and meet the requirements of California Corporations Code Section 13403. Any number of offices may be held by the same person.

Section 1.1. If there is only one shareholder and one director, then that shareholder/director shall serve as the President and Chief Financial Officer of the Corporation. The other officers of the Corporation in such situations need not be licensed persons within the meaning of Section 13401(c); provided, however, if there are only two shareholders and there are two directors, then the two shareholder/directors shall fill the offices of President, Vice President, Secretary and Chief Financial Officer between them.

Section 2.               ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors and each shall hold his/her office until he/she shall resign or shall be removed or otherwise disqualified to serve, or until his/her successor shall be elected and qualified.

Section 3.               SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine.

Section 4.               REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the Directors then in office, at any regular or special meeting of the Board, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).

Section 4.1. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board, if any, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.2. Any officer who shall become a disqualified person as defined by California Corporations Code Section 13401(d) shall immediately, on the effective date of this disqualification, cease to be an officer.

Section 5.               VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

Section 6.             CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other power and duties as may be from time to time assigned to him/her by the Board of Directors or prescribed by the By-Laws.

Section 7.             PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation, and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8.               VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions otherwise placed upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 9.               SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other  place as the Board of Directors may designate, of all meetings of  Directors and Shareholders, with time and place of holding, whether of a regular or special nature (how authorized, if special), the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at Shareholders’ meetings and the proceedings thereof.

Section 9.1. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, a share register (or duplicate share register) showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for same; and the number and date of cancellation of every certificate surrendered for cancellation.

Section 9.2. The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by the General Corporation Law to be given; and shall keep the seal of the Corporation in safe custody; and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10.           CHIEF FINANCIAL OFFICER. This officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. Any surplus, including earned surplus, paid-in surplus, or surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

Section 10.1. Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. This officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

Section  11.       ASSISTANT SECRETARIES AND ASSISTANT FINANCIAL OFFICERS. The assistant secretaries and the assistant financial officers shall, in the absence or disability of the Secretary or Chief Financial Officer, respectively, and in the order of election, or as set by the Board, have the duties and powers of the Secretary or Chief Financial Officer and shall have such other duties and powers as the Board from time to time prescribes.

ARTICLE V

CERTIFICATES AND TRANSFERS OF SHARES

Section 1.               CERTIFICATES FOR SHARES. Each certificate for shares of the Corporation shall set forth therein the name of the record holder of the shares represented thereby, the number of shares and the class or series of shares owned by said holder, the par value, if any, of the shares represented thereby, and such other statements, as applicable, as prescribed by Sections 416-419, inclusive, and other relevant sections of the General Corporation Law of the State of California (the “General Corporation Law”) and such other statements, as applicable, which may be prescribed by the Corporate Securities Law of the State of California and any other applicable provision of the law.

Section 1.1. Each such certificate issued shall be signed in the name of the Corporation by the Chairman of the Board of Directors, if any; of the vice chairman of the Board of Directors, if any; the President, if any; or a Vice President, if any; and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate for shares may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate for shares shall have ceased to be such officer, transfer agent or registrar before such certificate is issues, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 1.2. In the event that the Corporation shall issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor, any such certificate for shares shall set forth thereon the statements prescribed by Section 409 of the General Corporation Law.

Section 2.               LOST, STOLEN OR DESTROYED CERTIFICATES FOR SHARES. The Corporation may issue a new certificate for shares or for any other security in the place of any other certificate theretofore issued by it, which is alleged to have been lost, stolen or destroyed.  As a condition to such issuance, the Corporation may require any such owner of the allegedly lost, stolen or destroyed certificate or any such owner’s legal representative to give the Corporation a bond, or other adequate security, sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.               SHARE TRANSFERS. Upon compliance with any provision of the General Corporation Law and/or the Corporate Securities Law of 1968 which may restrict the transferability of shares, transfers of shares of the Corporation shall be made only on the record of shareholders of the Corporation by the registered holder thereof, or by that holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes, if any, due thereon.

Section 4.               RECORD DATE FOR SHAREHOLDERS. In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote or be entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days or fewer than ten (10) days prior to the date of such meeting or more than sixty (60) days prior to any other action.

Section 4.1. If the Board of Directors shall not have fixed a record date as aforesaid, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the day of such other action, whichever is later.

Section 4.2. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

Section 4.3. Except as may be otherwise provided by the General Corporation Law, shareholders on the record date shall be entitled to notice and to vote or to receive any dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

Section 5.               REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the President or any Vice President or any other person authorized by resolution of the Board of Directors.

Section 6.               MEANING OF CERTAIN TERMS. As used in these By-Laws with respect to the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to assent or consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” and to a holder or holders of record or outstanding shares when the Corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

Section 6.1. As used in the By-Laws, all references to specific sections without further description, and all references to the “General Corporation Law,” are in reference to the General Corporation Law of the State of California.

Section 6.2. As used in these By-Laws, with respect to the qualification of directors and officers to serve in such positions, such officer or director shall be qualified, disqualified, or unqualified as determined by the General Corporation Law, the Articles of Incorporation, these By-Laws, or by resolution of the Board of Directors.

Section 7.               CLOSE CORPORATION CERTIFICATES. All certificates representing shares of this Corporation, in the event it shall elect to become a close corporation, shall contain the legend required by Section 418(c).

ARTICLE VI

EFFECTS OF SHAREHOLDERS’ AGREEMENT — CLOSE CORPORATION

Any Shareholders’ Agreement authorized by Section 300(b) shall only be effective to modify the terms of these By-Laws if this Corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Section 202 and shall terminate when this Corporation ceases to be a close corporation. Such an agreement cannot waive or alter Section 158 (defining close corporations), Section 202 (requirements of Articles of Incorporation), Sections 500 and 501 relative to distributions, Section 1111 (merger), Section 1201(e) (reorganization) or Chapters 15 (Records and Reports), 16 (Rights of Inspection), 18 (Involuntary Dissolution) or 22 (Crimes and Penalties), or any other provision of the General Corporation Law requiring the filing of any document with the Secretary of State. All other provisions of the General Corporation Law or these By-Laws may be altered or waived thereby, but to the extent they are not so altered or waived, these By-Laws shall be applicable.

ARTICLE VII

CORPORATE CONTRACTS AND INSTRUMENTS — HOW EXECUTED

The Board of Directors, except as provided otherwise in the By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purposes or any amount, except as provided in Section 313 of the General Corporation Law.

ARTICLE VIII

CONTROL OVER BY-LAWS

After the initial By-Laws of the Corporation shall have been adopted by the incorporator or incorporators of the Corporation, the By-Laws may be amended or repealed or new By-Laws may be adopted by the shareholders entitled to exercise a majority of the voting power or by the Board of Directors; provided, however, that the Board of Directors shall have no control over any By-Law which fixes or changes the authorized number of directors of the Corporation; provided, further, that any control over the By-Laws herein vested in the Board of Directors shall be subject to the authority of the aforesaid shareholders to amend or repeal the By-Laws or to adopt new By-Laws; and provided, further, that no new By-Law, nor any amendment or repeal of an existing By-Law, having the effect of reducing the number or minimum number of directors, shall be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent would be sufficient to elect at least one director if voted cumulatively at an election at which all of the outstanding shares entitled to vote were voted and the entire number of previously authorized directors were being elected.

ARTICLE IX

BOOKS AND RECORDS — STATUTORY AGENT

Section 1.               RECORDS:  STORAGE AND INSPECTION.  The Corporation shall keep at its principal executive office in the State of California, or at the principal business office in the State of California if its principal executive office is not in the State, the original or a copy of the By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California, and if the Corporation has no principal business office in the State of California, it shall upon request of any shareholder furnish a copy of the By-Laws as amended to date.

Section 1.1. The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees, if any. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

Section 1.2. The accounting books and records, record of shareholders, and minutes of proceedings of the shareholders and the Board and committees of the Board of this Corporation and any subsidiary of this Corporation shall be open to inspection upon written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interest as a shareholder or as a holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 1.3 Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the Corporation and any of its subsidiaries. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 2.               RECORD OF PAYMENTS. All checks, drafts or other orders for payments of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 3.               ANNUAL REPORT. Whenever the Corporation shall have fewer than one hundred (100) shareholders, the Board of Directors shall not be required to cause to be sent to the shareholders of the Corporation the annual report prescribed by Section 1501 of the General Corporation Law unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the Department of Corporations, pursuant to the provisions of the Corporate Securities Law of 1968, shall direct the sending of the same. This Section shall not affect any other provision contained in these By-Laws otherwise controlling annual reports.

Section 4.               CONSTRUCTION OF TERMS. Unless the context otherwise requires, the general provisions, Rules of Construction on Definitions contained in the General Corporation Law of California shall govern the construction of these By-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter. The singular number includes the plural and the plural number includes the singular. The term “person” includes a corporation as well as a natural person.

Section 5.               CORPORATE SEAL. The Board of Directors shall adopt, use, and at will alter a corporate seal. Any corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word “California.”

Section 6.               AGENT FOR SERVICE. The name of the agent for service of process within the State of California is Lloyd I. Saitman, 7760 Deering Avenue, Canoga Park, California 91304.

CERTIFICATE OF SECRETARY

OF

POWERCO ELECTRIC CORP.,
a California corporation

I hereby certify that I am the duly elected and acting Secretary of said corporation and that the foregoing By-Laws, comprising 26 pages, constitute the By-Laws of said corporation as duly confirmed and re-adopted at a meeting of the Board of Directors thereof held on March 3, 1995.

/s/Lloyd I. Saitman
Lloyd I. Saitman, Secretary